UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
September 28, 2021
Date of Report (Date of Earliest Event Reported)

LIFE STORAGE, INC.
LIFE STORAGE LP
(Exact Name of Registrant as Specified in Its Charter)

Maryland (Life Storage, Inc.)	1-13820	16-1194043

Delaware (Life Storage LP)	0-24071	16-1481551
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
6467 Main Street
Williamsville, New York 14221
(Address of Principal Executive Offices)
(716)
633-1850
(Registrants’ Telephone Number, Including Area Code)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (
see
General Instruction A.2. below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Life Storage, Inc.:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	LSI	New York Stock Exchange
Life Storage LP:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or
Rule 12b-2 of
the Securities Exchange Act of
1934 (§240.12b-2 of
this chapter).
Life Storage, Inc.:
Emerging growth company  ☐
Life Storage LP:
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Life Storage, Inc.  ☐
Life Storage LP    ☐

Item 1.01	Entry into a Material Definitive Agreement.
On September 28, 2021, Life Storage, Inc. (the “Company”), Life Storage LP (the “Operating Partnership”) and Life Storage Holdings, Inc., the general partner of the Operating Partnership (the “General Partner”), entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, PNC Capital Markets LLC and U.S. Bancorp Investments, Inc., as representatives of the several underwriters (the “Underwriters”), relating to the public offering (the “Offering”) by the Operating Partnership of $600 million aggregate principal amount of the Operating Partnership’s 2.400% senior notes due 2031 (the “Notes”). The Notes will be issued at 99.083% of the principal amount due. Interest on the Notes is payable semi-annually on April 15 and October 15 of each year, commencing April 15, 2022. The Notes will mature on October 15, 2031. The Notes will be fully and unconditionally guaranteed by the Company (the “Guarantee”). The Offering is expected to close on October 7, 2021, subject to customary closing conditions. Net proceeds to the Operating Partnership from the Offering, before expenses, will be approximately $590.6 million.
The Operating Partnership intends to use net proceeds from the Offering for general corporate purposes, which may include funding future acquisitions of self-storage properties, including acquisitions under contract to extent such transactions close, and repaying indebtedness.
The Company, the Operating Partnership and the General Partner made certain customary representations, warranties and covenants in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Underwriting Agreement, which is being filed as Exhibit 1.1 to this Current Report on Form
8-K
and is incorporated herein by reference.
The Offering of the Notes and related Guarantee were made pursuant to a registration statement on Form
S-3
(File Nos.
333-257031
and
333-257031-01),
which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on June 11, 2021. A prospectus supplement, dated September 28, 2021, relating to the Notes and the Guarantee and supplementing the prospectus was filed with the SEC pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.
(d) The following exhibits are filed herewith:

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 28, 2021, among Life Storage, Inc., Life Storage LP, Life Storage Holdings, Inc., Wells Fargo Securities, LLC, PNC Capital Markets LLC and U.S. Bancorp Investments, Inc., as representatives for the several underwriters named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIFE STORAGE, INC.
Date: September 29, 2021

	By	/s/Andrew J. Gregoire
Name: Andrew J. Gregoire
Title: Chief Financial Officer

LIFE STORAGE LP

Date: September 29, 2021	By: LIFE STORAGE HOLDINGS, INC., as General Partner

	By	/s/Andrew J. Gregoire
Name: Andrew J. Gregoire
Title: Chief Financial Officer